Exhibit 5

January 16, 2013	Greenberg Traurig LLP
200 Park Avenue
New York, New York 10166

Main Tel (212) 801-9200
CNH Capital Receivables LLC	Main Fax (212) 801-6400
6900 Veterans Boulevard	www.gtlaw.com
Burr Ridge, Illinois 60527

Re:                             CNH Capital Receivables LLC

Registration Statement on

Form S-3 (Registration No. 333-185337)

Ladies and Gentlemen:

We have acted as special counsel for CNH Capital Receivables LLC, a limited liability company (the “Company”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on December 7, 2012 in connection with the registration by the Company of Asset Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust and an indenture trustee and a Sale and Servicing Agreement (each, a “Sale and Servicing Agreement”) among the related Trust, the Company and New Holland Credit Company, LLC, as servicer (the “Servicer”). In addition, for each series, Certificates (“Certificates”), which are not being registered, will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement.

In that connection, we are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed or incorporated by reference as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto and including the form of Certificate of Trust to be filed with the Delaware Secretary of State), the form of Administration Agreement between the related Trust, the Servicer, a trustee and an indenture trustee, the form of Purchase Agreement between the Company and CNH Capital America LLC (“CNHCA”), the form of Backup Servicing Agreement between the Company, Trust, Servicer and a backup servicer, a form of interest rate swap agreement between Trust and a swap counterparty, and the form of Underwriting Agreement between the Company and the various underwriters named therein (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

We are also familiar with the limited liability company agreements of the Company and the Servicer, and have examined all statutes, corporate records and other instruments that we have deemed necessary to examine for the purposes of this opinion.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the

Securities and Exchange Commission (the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties and have not been amended, modified or supplemented in any manner material to the opinions expressed herein.  As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.  Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Registrant in connection with the preparation and delivery of this letter.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.  As used herein, “to our knowledge”, “known to us” or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by each Sale and Servicing Agreement.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the Delaware Statutory Trust Act.  In rendering this opinion letter, we have not passed upon and do not pass upon the application of the “doing business” or securities laws of any jurisdiction.  This opinion letter is further subject to the qualification that enforceability may be limited by: (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally; (2) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (3) forum non conveniens or venue clauses; (4) waivers of rights or protective legal requirements; (5) setoff clauses; (6) limitations of liability; and (7) severability clauses. Furthermore, enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of setoff or (b) relating to submission to jurisdiction or service of process, may be limited by applicable law or considerations of public policy.

Based on the foregoing, we are of the opinion that, with respect to the Notes of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the amount, price, interest rate and other principal terms of such Notes have been fixed by or pursuant to authorization of the Board of Directors of the Company, (c) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) the Certificate of Trust for the related Trust has been duly executed by the Trustee and timely filed with the Delaware Secretary of State, (e) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) such Notes have been duly executed and issued by the related Trust and authenticated by the Trustee or the Indenture Trustee, as applicable, and sold by the Company, and (g) payment of the agreed consideration for such Notes shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement: such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture.

We know that we are referred to in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto, without admitting that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement (including this opinion).

Very truly yours,

/s/ Greenberg Traurig LLP

Greenberg Traurig LLP